UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2003

Mercury Air Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-1800515 (I.R.S. Employer Identification Number)

5456 McConnell Avenue, Los Angeles, CA (Address of principal executive offices)	90066 (Zip Code)

(310) 827-2737
(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 16.1

     Item 4. Changes in Registrant’s Certifying Accountant
     Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 16.1

Item 4. Changes in Registrant’s Certifying Accountant

(a)  Previous Independent Accountants

     On June 16, 2003, Mercury Air Group, Inc. (the “Company”) dismissed Deloitte & Touche LLP (“D&T”) as its independent audit firm.

     The audit reports of D&T on the consolidated financial statements of the Company for each of the years in the two year period ended June 30, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     The decision to change the Company’s independent audit firm was approved by the Company’s Audit Committee and ratified and confirmed by the Company’s Board of Directors.

     During the two fiscal years ended June 30, 2002, and the subsequent interim period through June 16, 2003, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to D&T’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements for such periods.

     During the past two fiscal years and through June 16, 2003, D&T has not advised the Company of any reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934).

     The Company requested that D&T furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements above and, if not, stating the respects in which it does not agree. A copy of such letter is attached hereto as Exhibit 16.1 and is incorporated herein by reference.

(b)  New Independent Accountants

     The Company engaged PricewaterhouseCoopers LLP (“PWC”) as its new certifying accountant as of June 16, 2003. During the two most recent fiscal years and through the date of PWC’s engagement, the Company has not consulted with PWC regarding any matters specified in Items 304(a)(2)(i) or (ii) of Regulation S-K under the Securities Exchange Act of 1934. The Company has authorized D&T to respond fully to any inquiries from PWC relating to D&T’s engagement as the Company’s independent accountant.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP Regarding Change in Certifying Accountant

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2003	MERCURY AIR GROUP, INC.

By: /s/ Robert Schlax

Robert Schlax Chief Financial Officer